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NATIONAL DENTEX CORPORATION

NOTICE OF SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

       The 2006 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation will be held as follows:

Date:	Tuesday, May 16, 2006
Time:	10:00 a.m.
Place:	Posternak Blankstein & Lund LLP Prudential Tower 800 Boylston Street, 33rd Floor Boston, MA 02199-8004
      The meeting is being held for the following purposes:

1.	To elect all five members of the Board of Directors.

2.	To adopt the Amended and Restated 2001 Stock Plan.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2006.

4.	To transact any and all other business that may properly come before the meeting or any adjournments.
      The Board of Directors has fixed the close of business on March 20, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments.
      National Dentex Corporation’s Annual Report on Form 10-K for 2005 is enclosed.
      Your vote at the meeting is very important to us regardless of the number of shares you own. Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Donald H. Siegel P.C.
Secretary
This notice, proxy statement and form of proxy are being distributed on or about March 29, 2006.

NATIONAL DENTEX CORPORATION
526 Boston Post Road
Wayland, Massachusetts 01778

PROXY STATEMENT
GENERAL INFORMATION
      What is this document? This is the Notice of our 2006 Special Meeting in Lieu of Annual Meeting of Stockholders combined with our Proxy Statement which provides important information for your use in voting your shares of our common stock at the meeting.
      Who can vote? You can vote your shares of common stock if our records show that you owned the shares as of the close of business on March 20, 2006. A total of 5,436,263 shares of common stock are eligible to vote at the meeting. You are permitted one vote for each share of common stock you owned as of the close of business on March 20, 2006, including (1) shares held in your name as a stockholder of record, and (2) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. The enclosed proxy card shows the number of shares you can vote.
      How do I vote by proxy? Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote in accordance with the Board of Director’s recommendations below.
      How does the Board of Directors recommend that I vote on the proposals? The Board of Directors recommends that you vote:
      FOR the election of the five nominees to serve as directors;
      FOR the adoption of the Amended and Restated 2001 Stock Plan; and
      FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for 2006.
      What if other matters come up at the meeting? The matters described in this proxy statement are the only matters we know that will be voted on at the meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their discretion.
      Can I change my vote after I return my proxy card? Yes. At any time before the meeting, you can change your vote either by sending our Corporate Secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.
      Can I vote in person at the meeting rather than by completing the proxy card? Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.
      Who will count the votes? The votes will be counted, tabulated and certified by our transfer agent and registrar, Registrar and Transfer Company. A representative of Registrar and Transfer Company will serve as the inspector of elections at the meeting.
      Will my vote be kept confidential? Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

      What do I do if I am a beneficial owner and my shares are held in “street name”? If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.
      What constitutes a quorum? In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 2,718,132 shares. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
      Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are those shares that are held in “street name” by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.
      What vote is required for each item?
      Election of directors. As provided in our by-laws, the five nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast. Votes withheld for a particular director nominee and broker non-votes, if any, will thus have no effect on the outcome of the election of directors.
      Adoption of the Amended and Restated 2001 Stock Plan. Under our by-laws and applicable SEC and Nasdaq rules, the most stringent of which apply, the affirmative vote of a majority of the total number of votes present, or represented, and entitled to vote on the proposal at the meeting is required to approve our Amended and Restated 2001 Stock Plan. Accordingly, broker non-votes will not affect the outcome of the voting regarding the Plan, but an abstention will have the same effect as a vote against the proposal. Broker non-votes will not affect the voting on this proposal because they are deemed shares present, or represented, but not entitled to vote. Conversely, abstentions will affect the voting on this proposal because they are deemed shares present, or represented, and entitled to vote, but not voting.
      Ratification of selection of PricewaterhouseCoopers LLP as our independent auditors. Under our by-laws, the affirmative vote of a majority of the total number of votes cast on the proposal at the meeting is needed to ratify PricewaterhouseCoopers LLP as our independent auditors. Accordingly, neither abstentions nor broker non-votes will have an effect on the voting on the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors.
      How will votes be counted? Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted by mail, or on a ballot voted in person at the meeting. With respect to the election of directors and ratification of the selection of our independent auditors, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, (2) are broker non-votes, or (3) are withheld, as the case may be. With respect to the adoption of the Amended and Restated 2001 Stock Plan, shares will not be voted in favor of the matter but will be counted as entitled to vote on the matter if they abstain, and will not be voted in favor of the matter or considered entitled to vote on the matter if they are broker non-votes.
      What is a “broker non-vote”? If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner. We believe that the only such matter to be voted on at the meeting is the proposal to approve our Amended and Restated 2001 Stock Plan.
      Where can I find the voting results? We will report the voting results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2006, which we expect to file with the Securities and Exchange Commission (“SEC”) in August 2006. The results will be contained in Part II, Item 4 of that Quarterly Report, which will be available via Internet on the SEC’s website, www.sec.gov.

      Who pays for this proxy solicitation? We do. In addition to sending you and other stockholders these materials, one of our officers, directors or employees may contact you and other stockholders by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this. If necessary, we may retain the proxy solicitation firm Morrow & Co., at a cost which we would not expect to exceed of $5,000.
      Where can I get directions to the meeting? Directions to the meeting location are available at www.pbl.com.
      How and when may I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders (or special meeting in lieu thereof) or to nominate individuals to serve as directors? If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting next year (or special meeting in lieu of the annual meeting), or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than November 29, 2006, which is the 120th calendar day before the one-year anniversary of the proxy statement we are releasing to our stockholders for this year’s annual meeting. If the date of next year’s annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Under our articles of organization, by-laws, and applicable Massachusetts law, no proposal or other business can be considered at next year’s meeting that is not included in the notice we mail for next year’s meeting. Any proposals should be addressed to:
National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778
ATTN: Richard F. Becker, Jr.,
Executive Vice President-Treasurer, CFO and Assistant Secretary
Fax: (508) 358-6199
      Copy of By-law Provisions: You may contact our Assistant Secretary (Mr. Becker) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals. Our by-laws also are available on the Investor Relations page on our website at http://www.nationaldentex.com.
      How may I communicate with the Board of Directors or the non-management directors on the Board of Directors? You may submit an e-mail to our Board of Directors at bod@nationaldentex.com. All directors have access to this e-mail address. Communications intended for non-management directors should be directed to the attention of Mr. Norman F. Strate at the e-mail address above.
      Does National Dentex have a policy regarding the attendance of directors at the meeting? Our by-laws mandate that the Board of Directors hold a meeting immediately after each annual meeting of stockholders, or the special meeting in lieu thereof. As a result, as a practical matter we normally expect each of our directors to be present at the stockholders’ meeting.
      How many directors attended last year’s meeting? All five of our directors attended last year’s meeting.
      Does National Dentex have a Code of Conduct applicable to all directors, officers, and employees? Yes. In accordance with Section 406 of the Sarbanes-Oxley Act and Rule 4350(n) of NASDAQ’s listing rules, we have adopted a Code of Conduct that is applicable to all directors, officers and employees. Our Code of Conduct provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors. We are required to disclose any such waivers on a Form 8-K within four business days.
      Is the Code of Conduct publicly available? Yes. It is available on the Investor Relations page of our website at www.nationaldentex.com.

      How can I obtain an Annual Report on Form 10-K? A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 is enclosed with this proxy statement. Stockholders may request another free copy of our 2005 Annual Report on Form 10-K by making a written or oral request to:
National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778
ATTN: Richard F. Becker, Jr.,
Executive Vice President-Treasurer, CFO and Assistant Secretary
Fax: (508) 358-6199
Our Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov.
      Who should I contact if I have any questions? If you have any questions about the meeting or any matters relating to this proxy statement, please contact Richard F. Becker, Jr., at the address and telephone number above.

STOCK OWNERSHIP
      The following table shows the number of shares of common stock beneficially owned as of March 1, 2006 by:

•	each person who we believe beneficially owns more than 5% of our common stock;

•	each nominee for director;

•	each executive officer shown in the summary compensation table below; and

•	all executive officers and directors as a group.

		Percentage of
	Number of	Outstanding
Name	Shares(1)	Shares(2)

5% Stockholders:
Artisan Partners Limited Partnership(3)	857,901	16.1%
825 East Wisconsin Ave., #800
Milwaukee, WI 53202
Royce & Associates, LLC(3)	520,600	9.6%
1414 Avenue of the Americas
New York, NY 10019
FMR Corp.(3)	435,199	8.0%
82 Devonshire Street
Boston, MA 02109
Smith Barney Fund Management LLC(3)	372,634	6.9%
399 Park Avenue
New York, NY 10022
Dalton, Greiner, Hartman, Maher & Co. LLC(3)	316,825	5.8%
565 Fifth Avenue, Suite 2101
New York, NY 10017
Directors and Executive Officers:
David V. Harkins*	47,718	0.9%
Jack R. Crosby*	3,154	0.1%
Norman F. Strate*	10,107	0.2%
Thomas E. Callahan*	2,056	**
David L. Brown(4)*†	239,819	4.3%
Donald E. Merz(5)†	102,532	1.9%
Richard F. Becker, Jr.(6)†	80,275	1.5%
Arthur B. Champagne(7)†	60,780	1.1%
Richard G. Mariacher(8)†	71,583	1.3%
All executive officers and directors as a group (12 persons)(9)	658,493	11.1%

*	Nominee for re-election as a director. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

**	Less than 0.1%

†	Executive officer. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

(1)	The number of shares beneficially owned by each entity, person, director or named executive officer is determined under applicable SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purposes. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire within 60 days of March 1, 2006, through the exercise of stock options or other similar rights. This stock ownership information is based upon information furnished to us by the persons named on the table.

(2)	Ownership percentage is reported based on 5,434,188 shares of common stock outstanding on March 1, 2006, plus, as to each holder thereof and no other person, the number of shares (if any) that such person has the right to acquire within 60 days of March 1, 2006, through the exercise of stock options or other similar rights.

(3)	Information as to the number of shares is as of December 31, 2005 and is furnished in reliance on the most recently filed Schedule 13G of the named beneficial owner.

(4)	Mr. Brown owns 27,569 shares and holds options for 212,250 shares, all of which are exercisable within 60 days of March 1, 2006.

(5)	Mr. Merz owns 14,032 shares and holds options for 88,500 shares, all of which are exercisable within 60 days of March 1, 2006.

(6)	Mr. Becker owns 14,275 shares and holds options for 66,000 shares, all of which are exercisable within 60 days of March 1, 2006.

(7)	Mr. Champagne owns 12,750 shares, is deemed under applicable SEC rules to beneficially own 30 shares held by his wife and holds options for 48,000 shares, all of which are exercisable within 60 days of March 1, 2006.

(8)	Mr. Mariacher owns 12,333 shares and holds options for 59,250 shares, all of which are exercisable within 60 days of March 1, 2006.

(9)	Certain executive officers, other than the executive officers named in the table, own a total of 719 shares and hold options for 39,750 shares, all of which are exercisable within 60 days of March 1, 2006.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The entire Board of Directors, to consist of five members, will be elected at the meeting. The directors elected will hold office until their successors are elected and qualified, which should occur at the next annual meeting or special meeting in lieu thereof, in accordance with our by-laws.
      Vote Required. The five nominees receiving the most votes will be elected. Votes withheld for a nominee will not be counted.
      Nominations. At the meeting, we will nominate the persons named in this proxy statement for re-election as directors. Although we know of no reason why any of these nominees might not be able to serve, if any nominee is not available for election the Board of Directors (on the recommendation of the Nominating Committee) may either propose to reduce the number of directors or propose a substitute nominee.
      General Information About the Nominees. All of the nominees profiled below currently serve as directors. Each has agreed to be named in this proxy statement and to serve as a director if elected.

Director Name	Age	Office Held

David V. Harkins	65	Chairman of the Board and Director
David L. Brown	65	President, Chief Executive Officer and Director
Jack R. Crosby	79	Director
Norman F. Strate	65	Director
Thomas E. Callahan	66	Director
      Mr. Harkins has been a director of National Dentex since 1982. He has been affiliated with Thomas H. Lee, L.P. and its predecessor Thomas H. Lee Company, since its founding in 1974, and currently serves as Vice Chairman of Thomas H. Lee Partners, L.P. In addition, he has over 30 years experience in the investment and venture capital industry with the John Hancock Mutual Life Insurance Company, where he began his career, as well as TA Associates and Massachusetts Capital Corporation. He is currently a Director of Nortek, Inc. Mr. Harkins served as interim Chairman of the Board and Chief Executive Officer of Conseco, Inc. from April 2000 to June 2000 without compensation for such service. In December 2002, Conseco, Inc. voluntarily commenced a case for protection under Chapter 11 in the U.S. Bankruptcy Court, Northern District of Illinois, Eastern Division.
      Mr. Brown was appointed President and a director of National Dentex in December 1998, and Chief Executive Officer in 2000. He joined us in 1984 as Vice President-Finance and Chief Financial Officer, and was appointed as Treasurer in 1991. Mr. Brown serves as Chairman of the Board of Directors of the Dental Trade Alliance, serves on the Board of Directors of the Dental Trade Alliance Foundation and the National Association of Dental Laboratories, and is a former member of the Board of Fellows of the Harvard School of Dental Medicine.
      Mr. Crosby has been a director of National Dentex since 1992. He is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as Chief Executive Officer and director of CinemaStar Luxury Theaters, Inc. (which filed for protection under Chapter 11 of the U.S. Bankruptcy Code during 2001 and emerged from bankruptcy in August 2002), as well as numerous other entities which are privately held.
      Mr. Strate has been a director of National Dentex since 1997. He is the former President and Chief Executive Officer of Protonex Technology Corporation, a fuel cell company focused on affordable power sources, and currently serves on its Board of Directors. He served as Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is also a partner in The Strate Group, a merger and acquisitions firm. Mr. Strate is a former member of the Board of Fellows of the Harvard School of Dental Medicine, a former member of the Lehigh University Alumni Association Board, and a member of the Permanent Board of Directors of The William J. Gies Foundation for the Advancement of Dentistry of the American Dental Education Association.

      Mr. Callahan was appointed to our Board of Directors in August 2004. Mr. Callahan served as Senior Vice President and Chief Financial Officer of Welch Foods, Inc. from 1990 until his retirement in 2001. He also served as a director of Welch Foods from 1996 through the end of 2001. Mr. Callahan currently serves on the Board of Directors of Circor International, Inc., a leading provider of valves and fluid control products listed on the New York Stock Exchange. He is Chairman of the Board of Trustees of the Tilton School in Tilton, New Hampshire and is a director of the Economic Education Foundation, a non-profit organization that promotes economic education in Massachusetts schools. He is also a former director of the Boston Chapter of Financial Executives International.
      Compensation of Directors. Non-employee directors receive a retainer fee of $24,000 annually, and may elect to receive such compensation in cash or shares of our common stock or, if the proposal to adopt the Amended and Restated 2001 Stock Plan is approved at the meeting, in restricted stock or restricted stock units. All of our directors except Mr. Brown are non-employee directors. Each of our non-employee directors elected to receive their 2005 retainer fee in shares of our common stock except Mr. Crosby who elected cash. Each non-employee director also receives $1,000 for each meeting of the Board of Directors attended and $500 for participating via telephone. The Chairman of the Audit Committee receives an additional $5,000 and the Chairmen of the Executive, Compensation and Nominating Committees an additional $1,000 each. Other members of the Audit Committee also receive an additional $1,000 annually. All of these additional payments are made in cash. All of our directors are reimbursed for travel and similar expenses incurred in connection with their services.
      Director Independence. The Board of Directors has determined that each of the director-nominees is an “independent” director as defined under applicable NASDAQ rules, except for Mr. Brown, who serves as our President and Chief Executive Officer. The “independent” directors thus constitute a majority of our Board of Directors.
      Board Committee Matters. Our Board of Directors has four principal committees: the Executive Committee, the Compensation Committee, the Nominating Committee, and the Audit Committee. All of the members of the Compensation Committee and Nominating Committee are “independent” directors as defined under applicable NASDAQ rules. Each of the members of the Executive Committee is “independent” under applicable NASDAQ rules, except for Mr. Brown.
      Each of the three members of the Audit Committee is “independent” under applicable NASDAQ rules which impose additional independence criteria in determining eligibility for director service on audit committees. In addition, our Board of Directors has determined that one of the three members of the Audit Committee, Mr. Callahan, qualifies as an “audit committee financial expert” pursuant to Section 407 of the Sarbanes-Oxley Act and applicable SEC regulations.
      The following chart describes the function and membership of each committee of the Board of Directors and the number of times it met in 2005:
Executive Committee — 1 Meeting

Function	Members

• Approve terms of acquisitions of dental laboratories or other businesses under $1.0 million in purchase price	David V. Harkins (Chairman) Norman F. Strate David L. Brown
Compensation Committee — 2 Meetings

Function	Members

• Review and approve compensation and benefit programs • Approve compensation of senior executives • Administer stock option plans	Norman F. Strate (Chairman) Jack R. Crosby Thomas E. Callahan
      See the report of the Compensation Committee on page 10.

Audit Committee — 14 Meetings

Function	Members

• Engage the independent auditors
• Review our annual and quarterly financial statements
• Review control procedures and accounting practices
• Monitor accounting and reporting practices
• Review compliance with the conflict-of-interest policy
• Review our capital structure
• Exercise such other functions as mandated by the Sarbanes-Oxley Act and other applicable law and regulations	Thomas E. Callahan (Chairman) Jack R. Crosby Norman F. Strate
      See the report of the Audit Committee on page 24.
      The Audit Committee has adopted a charter which is available on the Investor Relations page of our website at www.nationaldentex.com.
Nominating Committee — 1 Meeting

Function	Members

• Review and recommend to the full Board nominations for election to the Board of Directors	Jack R. Crosby (Chairman) Norman F. Strate Thomas E. Callahan
      The Nominating Committee has adopted a charter which is available on the Investor Relations page of our website at www.nationaldentex.com.
      The Nominating Committee will consider director candidates recommended by our stockholders to the extent such nominations are provided no later than the deadline for stockholder proposals and in the manner for stockholders proposals outlined above on page 4. The Nominating Committee believes that all nominees must possess, as a minimum qualification, the personal integrity necessary to comply with all applicable legal and regulatory duties imposed on directors of public companies, including without limitation, the fiduciary duties of care and loyalty, and must possess sufficient business and other relevant experience to be able to exercise business judgment in the best interests of National Dentex and its stockholders. The Nominating Committee is committed to evaluating nominees recommended by our stockholders no differently than other nominees, other than to the extent to which the Committee may, as a preliminary matter, need to consider the extent to which any such individual possesses the minimum qualifications to be a nominee, and the extent to which any such individual possesses business experience and other criteria that would make his or her service as a director of National Dentex an asset to us and our shareholders.
      The full Board of Directors held four meetings during 2005. Each director attended all of the meetings of the Board and of each committee that he belongs to, except Mr. Harkins who attended three of the four meetings of the Board of Directors.
EXECUTIVE COMPENSATION
      The following report and the performance graph on page 15 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other filing by National Dentex with the SEC, unless we state otherwise.
Report of the Compensation Committee
      This report sets forth the duties of the Compensation Committee and the current strategy and components of our compensation programs for our executive officers. This report also describes the basis on which the Committee made compensation determinations with respect to these executive officers for the year ended December 31, 2005.

      Compensation Committee Participation. The Compensation Committee, currently composed of three non-employee directors who qualify as “independent” under applicable NASDAQ rules, is responsible for the review and recommendation to the full Board of Directors of the compensation of National Dentex’s Chief Executive Officer, review and approval of the compensation of the other executive officers and review and approval of other employee benefit plans. We are aware of no interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company. We note that Mr. Callahan does serve on the Compensation Committee of Circor International, Inc. The Compensation Committee’s goals are to:

•	provide compensation competitive with similar companies;

•	reward executives consistent with the performance of National Dentex;

•	recognize individual performance;

•	attract, retain and motivate qualified executives; and

•	encourage our executives to increase stockholder value by aligning their interests with the interests of our stockholders.
      To achieve these goals, the Compensation Committee has put in place an executive compensation program with three basic elements; base salary, annual cash bonus, and stock options. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to National Dentex.
      Base Salary. The Compensation Committee determines the base salary of each executive officer. The Committee considers competitive industry salaries, the nature of the officer’s position, the officer’s contribution and experience, and the officer’s length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.
      Annual Cash Bonus. The Compensation Committee grants annual cash bonuses to executive officers based directly on the short-term financial performance of both our operating dental laboratories and National Dentex as a whole. This annual cash bonus is designed to provide better-than-competitive pay only for better-than-competitive financial performance.
      National Dentex has established cash incentive plans which reward:

•	dental laboratory management and other key employees who directly influence the financial performance of an individual dental laboratory;

•	key executives based upon our achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to our budget for each year; and

•	group managers based upon the achievement of earnings within each manager’s group of dental laboratories.
      Stock Options. The Compensation Committee administers National Dentex’s stock option plans, which reward executives and other employees for delivering long-term value to our stockholders. The goals of our stock option plans are to:

•	reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in National Dentex;

•	support a performance-oriented environment that rewards plan participants for improving the financial performance of National Dentex; and

•	attract, retain and motivate key executives and employees critical to our long-term success.
      The Compensation Committee refrained from issuing any stock option grants during 2005. National Dentex is assessing the effect that the Statement of Financial Accounting Standards No. 123 (revised 2004),

“Share-Based Payment” might have on any subsequent issuances and will balance that impact against the benefits of a stock option program in attracting, retaining and motivating key management personnel.
      Compensation of Chief Executive Officer in 2005. In fiscal 2005, President and Chief Executive Officer David L. Brown’s base salary was $350,000. The Compensation Committee increased Mr. Brown’s base salary to this amount effective January 2005 based on Mr. Brown’s performance, his status in the dental laboratory industry and his experience and leadership. The annual cash bonus for 2005 for Mr. Brown, paid in March 2006, was $150,000 and was determined under our Corporate Executive’s Incentive Plan. Mr. Brown’s bonus payment was determined based on an evaluation of his performance against annual objectives including achievement of profit plans, progress in the acquisition of dental laboratories and development of senior management. Despite a continuing difficult economic, regulatory and industry environment, National Dentex, under the leadership of Mr. Brown and his management team, was able to achieve certain financial goals, including an increase in pre-tax income for 2005 of 32%, while continuing to develop a foundation for longer term business success. Mr. Brown, as Chief Executive Officer, has a larger percentage of his total compensation at risk under this plan than do the other executive officers. We believe that the compensation programs applicable to Mr. Brown have accomplished our objectives of linking shareholder and financial performance to Mr. Brown’s total compensation.
Submitted by:
Norman F. Strate, Chairman
Jack R. Crosby
Thomas E. Callahan
      Executive Officers of National Dentex. The following table sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of National Dentex. The officers serve at the discretion of the Board of Directors.

			First Year as
			an Executive
Name	Age	Offices Held	Officer

David L. Brown	65	President, Chief Executive Officer, and Director	1984
Donald E. Merz	67	Senior Vice President	1987
Richard F. Becker, Jr	53	Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary	1990
Richard G. Mariacher	61	Vice President Technical Services	1982
Arthur B. Champagne	65	Vice President	1986
Lynn D. Dine	54	Vice President Research & Development	2003
Wayne M. Coll	42	Vice President, Corporate Controller and Assistant Treasurer	2003
Dean A. Ribeiro	39	Vice President Client Relations	2006
      Mr. Brown’s background is summarized on page 8 above.
      Mr. Merz has been in the dental laboratory industry for over 35 years with National Dentex or its predecessors. He has been a Vice President of National Dentex since 1987. In 1998, Mr. Merz became Senior Vice President and in 2000, the Chairman of our Laboratory Operations Committee.
      Mr. Becker served as Corporate Controller of National Dentex from 1984 to 1990, and Vice President and Corporate Controller from 1990 to 1996. He is currently our Executive Vice President, Treasurer and Chief Financial Officer. Prior to joining National Dentex, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.
      Mr. Mariacher has served as Vice President-Technical Services of National Dentex since its inception. Mr. Mariacher has been with National Dentex or its predecessors for over 30 years. He is the author of many technical articles, a past Chairman and Trustee of the National Board for Certification, a past Technical Editor of Laboratory Management Today, the Chairman of the Board of Directors of the CAL-Lab Group and a member of the American Prosthodontic Society and the American Academy of Esthetic Dentistry.
      Mr. Champagne has been a Vice President of National Dentex since 1986. In 2000, he became a member of our Laboratory Operations Committee. Mr. Champagne has been employed by National Dentex and its predecessors for over 40 years.
      Mr. Dine was elected to the position of Vice President, Research and Development in April 2003. He has worked for National Dentex and its predecessors for over 25 years, including Laboratory President at Ito & Koby Dental Studio until 2001 and as Director of Research and Development from 2001 to 2003.
      Mr. Coll has been employed by National Dentex since 1990 and had been our Corporate Controller since 1996. He was elected to the positions of Assistant Treasurer in April 2003 and Vice President, Corporate Controller in January 2006. Prior to joining National Dentex Mr. Coll held several financial management positions, including Assistant Controller at Depot Distributors, Inc.
      Mr. Ribeiro was elected to the position of Vice President Client Relations in January 2006. He has worked for National Dentex since 1990 as a Technical Sales Representative, Group Sales Manager and most recently as a Group Manager responsible for our laboratories in Houston, Texas and Portland, Maine.
Summary Compensation Table

				Long Term
				Compensation

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options	Compensation(2)

David L. Brown	2005	$350,000	$150,000	—	$172,563
President and Chief	2004	300,000	65,000	—	173,063
Executive Officer	2003	273,385	65,000	12,000	172,064
Donald E. Merz	2005	185,000	93,876	—	3,500
Senior Vice President	2004	175,000	72,355	—	29,391
	2003	169,192	70,812	12,000	28,540
Richard F. Becker, Jr.	2005	200,000	52,000	—	10,918
Executive Vice President, Treasurer	2004	175,000	40,000	—	11,418
and Chief Financial Officer	2003	159,462	35,000	12,000	10,416
Arthur B. Champagne	2005	170,000	51,669	—	20,474
Vice President	2004	157,500	40,526	—	20,974
	2003	149,327	33,997	12,000	19,972
Richard G. Mariacher	2005	125,000	26,000	—	13,750
Vice President	2004	112,500	22,000	—	13,536
Technical Services	2003	99,731	20,000	12,000	13,118

(1)	Paid for services rendered in 2003, 2004 and 2005 to all of the officers named above under the Corporate Executives Incentive Compensation Plan and as to Messrs. Merz and Champagne under the National Dentex Laboratory Incentive Compensation Plan.

(2)	Represents the portion of life insurance premiums we pay to fund our Supplemental Executive Retirement Plan. Also includes our matching contribution for the account of the officers named above under the National Dentex Dollars Plus Plan, a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

Options Granted in 2005
      We did not grant any stock options to any of our employees during the fiscal year ended December 31, 2005. Accordingly, the table usually included here detailing the grants made for the last fiscal year to our named executive officers is omitted.
Option Exercises and Year-End Value
      The following table sets forth information concerning options exercised during 2005, if any, and the unexercised options held as of December 31, 2005 by the executive officers named in this proxy statement.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at Fiscal Year-End		at Fiscal Year End(2)
	Stock Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David L. Brown	4,500	$51,885	208,250	4,000	$1,874,715	$36,693
Donald E. Merz	4,500	55,035	84,500	4,000	795,912	36,693
Richard F. Becker, Jr.	—	—	62,000	4,000	564,637	36,693
Arthur B. Champagne	12,750	102,863	44,000	4,000	367,417	36,693
Richard G. Mariacher	3,000	35,820	55,250	4,000	484,117	36,693

(1)	The value realized upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the market price of the common stock on the date of exercise of the options and the exercise price of the options exercised.

(2)	The value of unexercised in-the-money options at the end of fiscal year 2005 is determined by multiplying the number of options held by the difference between the market price of the common stock underlying the options on December 31, 2005 ($22.54 per share) and the exercise price of the options.

Stock Performance Graph
      The following graph compares the cumulative total stockholder return of our common stock during the five fiscal years ended December 31, 2005 with the cumulative total return of the NASDAQ Industrial Index and a peer group index described more fully below.
COMPARISON OF CUMULATIVE TOTAL RETURN (1)
AMONG NATIONAL DENTEX (“NADX”), NASDAQ INDUSTRIAL INDEX
AND PEER GROUP INDEX (2)

	12-31-00	12-31-01	12-31-02	12-31-03	12-31-04	12-31-05

NADX	100.00	123.21	99.57	122.29	155.17	172.28
NASDAQ	100.00	93.67	69.43	108.14	125.27	125.41
Peers	100.00	126.48	139.40	183.15	237.52	208.30

(1)	Assumes $100 invested on December 31, 2000 in our common stock, the NASDAQ Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2)	The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. We believe that these companies represent the other publicly traded companies within the dental service community.
Employment Contracts and Change-in-Control Arrangements.
      National Dentex has entered into employment agreements with David L. Brown and Richard F. Becker which provide for annual base salaries which may be increased at the discretion of the Board of Directors. These agreements also provide for participation in our Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to our other executives generally. The agreements provide for automatic renewal for one-year terms until termination by National Dentex or by the employee.
      National Dentex also has entered into Change of Control Severance Agreements with Messrs. Brown, Merz, Becker, Mariacher, Champagne and Dine, which provide for a severance benefit in the event of a termination of employment within two years after a change in control of National Dentex. These agreements provide that, in the event that the executive is terminated without cause, or the executive terminates his employment for certain specified reasons (such as a reduction in compensation or duties), within two years of a change of control, the executive will receive severance benefits equal to two times his base salary in effect immediately prior to the date of termination, plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination. These severance benefits are three times salary and three times the average bonus over the two preceding years in the case of Mr. Brown.
Section 16(a) Beneficial Ownership Reporting Compliance.
      Section 16(a) of the Securities Exchange Act requires our officers, directors and greater than 10% stockholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to beneficial ownership of our equity securities. Based solely on a review of the Section 16 Reports furnished to us by or on behalf of the Reporting Persons and, where applicable, any written representation by any of them that Section 16 Reports were not required, we believe that all Section 16(a) filing requirements applicable to our Reporting Persons during and with respect to 2005 have been complied with on a timely basis.

PROPOSAL NO. 2
APPROVAL OF AMENDED AND RESTATED 2001 STOCK PLAN
Summary of Proposed Amendment and Restatement of Plan
      Our currently existing Amended and Restated 2001 Stock Plan (the “Plan”) is available to certain employees, officers, directors and key persons of the Company. The Plan was adopted by the Board of Directors on January 23, 2001 and was originally approved by our stockholders on April 10, 2001. On that date, the Board amended the Plan to restrict “repricing” of outstanding options, and to provide that over the life of the Plan options for an aggregate of no more than ten percent (10%) of the aggregate number of shares available for issuance under the Plan may be granted with exercise prices below fair market value. The Plan was further amended and restated by action of the Board of Directors on February 11, 2004 and stockholder approval on April 13, 2004. The amendment to the Plan in 2004 increased the number of shares of common stock available for issuance under the Plan by 250,000 shares from 300,000 to 550,000. In all other respects, the Plan remained unchanged. After giving effect to the 3-for-2 stock split of our common stock effected in the form of a stock dividend paid on December 31, 2004, the total number of shares of common stock available for issuance under the Plan is currently 825,000.
      Our Board of Directors approved an amendment to the Plan on January 17, 2006 to diversify the equity-based portion of our compensation awards under the Plan to include the issuance of restricted stock and restricted stock units, subject to the approval of our stockholders. The Plan as currently in effect only allows for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options. A complete copy of the Plan as amended by our Board of Directors and as proposed to be approved by our stockholders is attached as Appendix A to this proxy statement.
      National Dentex has successfully used stock options to attract and retain employees since the company was founded in 1982. In order to facilitate the objective of attracting, retaining and motivating valuable talent, we have regularly granted options to a broad base of employees. We believe that our stock option program has been important in both motivating employees and enhancing shareholder value.
      During the past year, we have been carefully considering the effectiveness of our entire compensation package and the cost of equity-based compensation awards, both for our employees and for our non-employee directors. As part of this review, we have assessed the benefits of alternative forms of equity compensation, including restricted stock and restricted stock units. Our review has led to a conclusion that National Dentex should have available a plan that affords us the flexibility to issue stock options, restricted stock and restricted stock units. Increasing numbers of public companies have begun using restricted stock and restricted stock units as a part of their compensation programs.
      The Plan as currently in effect only allows for issuance of stock options. The Plan as amended by our Board of Directors, subject to stockholder approval at the meeting, is intended to give us the flexibility to grant various types of awards, including options, restricted stock awards and restricted stock units. We believe that this added flexibility will assist us in our ability to maintain a competitive position in attracting, retaining and motivating key personnel and members of our Board of Directors.
      Under the Plan, as proposed to be amended, the number of shares of common stock issuable under the Plan will not change and shall remain 825,000. However, the maximum number of shares of our common stock that may be subject to grants of restricted stock or restricted stock units under the Plan, as proposed to be amended, over the term of the Plan (not including any shares forfeited to National Dentex) shall be limited to an aggregate of 82,500 shares (subject to adjustment for stock splits and similar changes in capitalization). As of March 1, 2006, 79,750 options granted under the Plan had been exercised, and options for 345,800 shares remained outstanding. Accordingly, if the proposed changes to the Plan are approved by our stockholders, the aggregate of 399,450 shares that remain currently available for future grants of options under the Plan would become available for future grants of options, restricted stock, or restricted stock units (subject to the sublimit of 82,500 shares for restricted stock and restricted stock units described above).

      The Board of Directors recommends a vote “FOR” approval of the proposed amendments to the Plan. The Board of Directors believes that giving National Dentex the flexibility to grant restricted stock and restricted stock units in addition to options under the Plan is necessary (1) for us to continue to attract, retain and motivate key personnel and directors, (2) to continue to align the interests of those key personnel and directors with those of our stockholders, and (3) to be available as a potential management incentive in our acquisition program. The nature of the incentive awards, and the number of shares of common stock underlying such awards, to any individual will continue to be determined at the discretion of the Compensation Committee of the Board of Directors (the “Committee”).
Vote Required
      If a majority of the votes present or represented, and entitled to vote, at the meeting vote in favor of the proposal the Amended and Restated 2001 Stock Plan included with this proxy statement as Appendix A will become effective on the date of such approval. Abstentions will have the same effect as a vote against this proposal because they are deemed shares present or represented, and entitled to vote, but not voting. Broker non-votes will not have an effect on the outcome of the voting on this proposal because they are deemed shares present or represented, but not entitled to vote.
      If our shareholders do not approve this proposal, the Amended and Restated 2001 Stock Plan attached to this proxy statement as Appendix A will not go into effect, National Dentex will not grant any restricted stock or restricted stock units under the Plan, and the Plan as currently in effect will continue. In such event, our Board of Directors will consider whether and when to adopt alternative arrangements based on its assessment of the needs of National Dentex.
Summary of the Plan
      The following summary is qualified in its entirety by reference to the proposed Amended and Restated 2001 Stock Plan, a copy of which is attached as Appendix A to this Proxy Statement.
      Total Number of Shares Covered. The Plan currently provides for the issuance of up to 825,000 shares of common stock (subject to adjustment for stock splits and similar changes in capitalization). Under the Plan, as proposed to be amended, the number of shares of common stock issuable under the Plan will not change and shall remain 825,000. As of March 1, 2006, 79,750 options granted under the Plan had been exercised and options for 345,800 shares remained outstanding. Accordingly, if the proposed changes to the Plan are approved by our stockholders, the aggregate of 399,450 shares that remain currently available for future grants of options under the Plan would become available for future grants of options, restricted stock, and or restricted stock units (subject to a sublimit of 82,500 shares for restricted stock awards and restricted stock unit awards).
      Purpose. The purpose of the Plan is to provide a long-term equity incentive, in the form of stock options, restricted stock, and restricted stock units, to persons whose present and potential contributions are important to our continued success, to afford such persons an opportunity to acquire a proprietary interest in National Dentex, and to enable us to continue to enlist and retain the best available talent for the successful conduct of our business.
      Eligibility. All employees, prospective employees, officers, directors (whether or not also employees), advisors, consultants and other key persons of National Dentex, and of any present or future parent or subsidiary of National Dentex, are eligible to receive options, restricted stock, or restricted stock units under the Plan. Under present law, however, incentive stock options may only be granted to employees of National Dentex and its subsidiaries.
      Types of Awards; Term of Plan. The Plan currently provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and non-statutory stock options. As proposed to be amended, the Plan would also allow for the grant of restricted stock awards and restricted stock unit awards as described below. Incentive awards in the form of options, or if the proposed amendment of the Plan is approved by our stockholders, restricted stock, or restricted stock units, may be granted under the Plan until January 22, 2011.
      Incentive Stock Options and Non-Qualified Stock Options. Both incentive stock options (“ISOs”), as defined in Section 422(b) of the Code, and nonqualified stock options (“NQSOs”), may be granted under the Plan, as currently in effect and as proposed to be amended. The Committee determines whether an option granted under the Plan will be an ISO or a NQSO. ISOs may be granted only to employees, and are subject to a number of restrictions. Each option granted pursuant to the Plan is evidenced by a stock option grant issued by National Dentex. An exercise notice and agreement is to be completed by the optionee at the time an option is exercised. National Dentex does not receive any consideration from an optionee at the time an option is granted. The forms of the option grant and the exercise notice may be determined by the Committee from time to time, subject to the terms of the Plan. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options will be granted at an exercise price that may not be less than 100% of the fair market value (as determined by or in the manner approved by our Board) of our common stock on the date of grant, except that, over the life of the Plan, options for an aggregate of up to ten percent (10%) of the aggregate number of shares available for issuance under the Plan may be granted with exercise prices below fair market value. We have not granted any options with below-market exercise prices under the Plan, and we do not intend to grant any such below-market options. The subsequent change in tax law occasioned by Section 409A of the Code means that any below-market option grant would generally have adverse tax consequences for the optionee. In addition, under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price that is less than 110% of the fair market value of our common stock to optionees holding more than 10% of the voting power of National Dentex. Unless approved by our stockholders, we may not reprice outstanding options granted under the Plan, both as in effect and as proposed to be amended, to reduce the exercise price of those options, whether by amendment (except for adjustments due to stock splits and other similar events in our capitalization) or by cancellation or replacement. The Plan as in effect and as proposed to be amended does not provide for “reload” options entitling the optionee to an automatic grant of additional options upon exercise of an option. Subject to the provisions of the Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability. Generally, options granted under the Plan must be exercised within ten years from the option grant date. Payment for shares purchased upon exercise of an option may be made (a) in cash or by check, (b) at the discretion of the Committee, through delivery or withholding of shares of common stock, (c) at the discretion of the Committee and consistent with applicable law, through a broker-assisted “cashless” exercise, or (d) by any combination of the above.
      Termination of Employment. If an optionee’s employment is terminated for any reason other than death, any outstanding option must generally be exercised by the optionee within 90 days following such termination. If termination is on account of death, any outstanding option must generally be exercised within 12 months following the participant’s death. The Committee has the authority under the Plan to vary the provisions of an award applicable upon termination of employment.
      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient (or to require forfeiture of the shares if issued at no cost to the recipient) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.
      Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest or restrictions on such shares lapse pursuant to the terms and conditions established by the Committee. The Committee may provide in its discretion that settlement of a restricted stock unit will be deferred, either on a mandatory basis or at the election of the recipient (subject to compliance with Section 409A of the Code). Restricted stock units are a book account that do not grant the holder any voting rights, nor do they provide for dividend equivalent rights unless otherwise provided by our Board.

      Performance Conditions. The Committee, or any successor committee, for as long as all of its members are “outside directors” within the meaning of Section 162(m) of the Code, is authorized to determine, at the time of grant, that a restricted stock award, or restricted stock unit award, granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.
      Grant Limitations. No eligible individual shall be granted incentive awards to acquire in the aggregate more than 150,000 shares of common stock in any one fiscal year (subject to adjustment for stock splits and similar changes in capitalization). The maximum number of shares of our common stock that may be subject to grants of restricted stock or restricted stock units under the Plan, as proposed to be amended, over the term of the Plan (not including any shares forfeited to National Dentex) shall be an aggregate of 82,500 shares (subject to adjustment for stock splits and similar changes in capitalization).
      Nontransferability. Incentive awards granted under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, unless the Committee determines otherwise. During the lifetime of a participant, an option may be exercised only by the optionee.
      Plan Benefits. As of March 1, 2006, approximately 1,900 persons were eligible to receive awards under the Plan, including our eight (8) executive officers and four (4) non-employee directors. The granting of awards under the Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On March 21, 2006, the last reported sale price of our common stock on Nasdaq was $21.19 per share.
      Administration. The Plan is administered by the Compensation Committee of the Board. Subject to the Plan, the Committee determines the persons who are to receive awards, the nature and number of shares subject to each award, the terms and conditions of such awards and the dates of grants. Subject to the Plan, with respect to each recipient the Committee determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which generally is 100% of fair market value of our common stock on the date of grant), (iii) the duration of options (which generally may not exceed 10 years) and (iv) the number of shares of common stock subject to any restricted stock award, or restricted stock unit award and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any options granted thereunder. Such interpretations are binding on National Dentex and on individual participants under the Plan.
      Capital Changes. If the number of our outstanding shares of common stock is changed by a stock dividend, stock split, combination, reclassification or similar change in our capital structure, the number of shares of common stock available for incentive awards under the Plan, the number of shares and the exercise price per share for each outstanding option, and the other numerical limitations noted above will be proportionately adjusted by the Committee, subject to any required action by the Board or stockholders.
      Change of Control. The Committee may in its discretion provide in any option grant agreement or any agreement with respect to an award of restricted stock or restricted stock units, or at any time thereafter, for acceleration of the vesting of any options, restricted stock or restricted stock units granted pursuant to the Plan and for any option, restricted stock award, or restricted stock unit award to become fully vested and exercisable in the event of a “Change of Control” of the Company, as defined in the Plan.
      Amendment and Termination. The Committee may amend or terminate the Plan at any time and in any respect, except that the Committee cannot, without the approval of our stockholders, amend the Plan in any manner that requires stockholder approval pursuant to the Code or the regulations thereunder, pursuant to SEC rules, particularly Rule 16b-3, or under the applicable rules and regulations of Nasdaq or any other stock exchange on which our shares may be listed for trading. No amendment of the Plan may adversely affect any outstanding incentive award without the participant’s written consent.

      If an incentive award granted pursuant to the Plan expires or terminates for any reason without being exercised in whole or in part (in the case of an option) or if shares subject to restricted stock awards or restricted stock unit awards are forfeited, then the shares released from such incentive award will again become available for grant and purchase under the Plan.
Certain United States Federal Income Tax Information
      General. The following is a general summary of the current United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to participants who are not residents of the United States. This summary further assumes, as provided by the Plan, that all awards will comply with, or are exempt from, the provisions of Section 409A of the Code governing nonqualified deferred compensation. All participants have been and, are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.
Tax Treatment of the Participant
      Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee will generally include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s purchase price. The included amount will be treated as ordinary income and reported on an employee’s W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by National Dentex (either by payment in cash or withholding from the optionee’s salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.
      Incentive Stock Options. The optionee will recognize no taxable income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.
      If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee’s W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).
      Restricted Stock Awards. A participant will not recognize taxable income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have ordinary income equal to the value of the stock (less the purchase price, if any). When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have ordinary income equal to the value of the stock on the vesting date (less the purchase price, if any). When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

      Restricted Stock Units. A participant will not recognize taxable income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have ordinary income on the vesting date to the extent the underlying stock is delivered at that time in an amount equal to the fair market value of the stock on the vesting date (less the purchase price, if any). When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
      Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income for alternative minimum taxable income up to $175,000 ($87,500 for a married individual, filing separately) and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($58,000 in the case of a joint return, subject to reduction under certain circumstances).
Tax Treatment of National Dentex
      Deductions. National Dentex will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income, provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. National Dentex will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition. National Dentex will be entitled to a deduction in connection with restricted stock or restricted stock units, subject to the limitations of Section 162(m) of the Code, at the time and to the extent that the participant recognizes ordinary income in connection with the grant or vesting, as the case may be.
      ERISA. National Dentex believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.
Additional Stock Plan Information
      National Dentex maintains two incentive stock option plans that were approved by our Board of Directors and our stockholders. In 1992, our Board of Directors and stockholders adopted the 1992 Long-Term Incentive Plan (“1992 LTIP”). Key employees, officers and directors were eligible to receive grants under this plan. Effective May 2002, no additional options may be granted under this plan. In 2001, our Board of Directors and stockholders adopted the 2001 Stock Plan, which was subsequently amended by action of our Board of Directors in April 2001, and our Board of Directors and stockholders in 2004. Key employees, officers and directors are eligible to receive grants under the Plan. In addition, National Dentex maintains an

Employee Stock Purchase Plan (“ESPP”) that is qualified under section 423 of the Internal Revenue Code. Summary plan information as of March 1, 2006 is as follows:

	Number of Shares of
	National Dentex		Number of Shares of
	Corporation		National Dentex
	Common Stock to		Corporation
	be Issued Upon	Weighted Average	Common Stock
	Exercise of	Exercise Price of	Remaining Available
Plan Name	Outstanding Options	Outstanding Options	for Future Insurance

1992 LTIP	349,581	$12.15	—
2001 Plan	345,000	$14.52	399,450
ESPP	—	—	49,348

Total	694,581	$13.34	448,798

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors to examine our financial statements for the fiscal year ending December 31, 2006. A resolution to ratify this selection will be presented at the meeting. We recommend that you vote for ratification of the selection of PwC. A majority of the votes present or represented at the meeting and cast must vote in favor to ratify the selection. Broker non-votes, if any, will have no effect on the outcome of the vote. Abstentions will not be counted as votes cast in favor of or in opposition to the selection of PwC, and will thus have no effect on the outcome of the voting on this proposal. Stockholder approval of the selection of PwC is not required by law. However, if the stockholders do not ratify the selection, the Audit Committee will take that into account in future deliberations. The Audit Committee will retain the ultimate discretion to appoint or terminate the appointment of our auditors, irrespective of the outcome of this proposal.
      PwC audited and reported upon our financial statements for fiscal 2005. In connection with that audit, PwC also reviewed our Annual Report on Form 10-K, quarterly financial statements for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and our filings with the SEC, and consulted with management as to the financial statement implications of matters under consideration. A representative of PwC will be at the meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions.
      Our Board of Directors has appointed an Audit Committee. The Audit Committee’s current written charter was adopted by our Board of Directors in April 2000 and amended in March 2004 in response to new requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and NASDAQ.
      All members of our Audit Committee are “independent” within the definition of that term as provided by Rule 4200(a)(15) of the NASDAQ’s corporate governance rules.
      Our Board of Directors has also determined that Mr. Callahan is an “audit committee financial expert” as defined by applicable regulations promulgated by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.
Report of the Audit Committee
      The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing with the SEC, unless we state otherwise.
      The Audit Committee hereby states that it:

•	Has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2005 with the management of National Dentex Corporation (“National Dentex”);

•	Has discussed with National Dentex’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented;

•	Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence; and

•	Based upon the above mentioned reviews and discussions, has recommended to the Board of Directors of National Dentex that the audited financial statements be included in National Dentex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

      The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent auditors for the purpose of preparing and issuing an audit report.
      The Audit Committee is responsible for providing independent, objective oversight of National Dentex’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews National Dentex’s financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures and financial personnel. In fulfilling its oversight responsibilities, the Audit Committee met to review and discuss with management the audited financial statements contained in the Annual Report on Form 10-K and the quarterly financial statements during fiscal 2005, including the specific disclosures in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors.
      The Audit Committee is composed of three non-employee directors, each of whom is an “independent director” under applicable NASDAQ rules governing the qualifications of the members of audit committees. The Board of Directors has determined that Mr. Callahan qualifies as an “audit committee financial expert” under applicable SEC rules.
      The Audit Committee held 14 meetings during the fiscal year ended December 31, 2005. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our independent auditors, PricewaterhouseCoopers LLP (“PwC”).
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.
      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of National Dentex in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.
      The Audit Committee certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has a policy in accordance with the applicable NASDAQ listing rules and standards of reviewing and reassessing the adequacy of this Charter on an annual basis.
      During 2004, management began the process of documenting, assessing and testing National Dentex’s system of internal controls in response to the requirements in the Sarbanes-Oxley Act of 2002. Deloitte & Touche LLP (“Deloitte”) was retained by management in consultation with the Audit Committee to assist it in this project. The Audit Committee has been kept appraised of progress in this process, including planning and result updates provided by management, Deloitte, and PwC.
      During 2005, National Dentex paid no fees to PwC for consulting work outside of the review and audit of our financial statements, the audit of our 401(k) plan and the related tax work.
      Based on its review and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that National Dentex’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee has selected and the Board of Directors has ratified, subject to further ratification by the stockholders, the selection of PwC as independent auditors for the fiscal year ending December 31, 2006. If the selection of PwC is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent auditors. The Audit Committee may terminate the engagement of PwC as National Dentex’s independent auditors without the approval of National Dentex’s stockholders whenever the Audit Committee deems such termination necessary or appropriate.
Submitted by:
Thomas E. Callahan, Chairman
Jack R. Crosby
Norman F. Strate
Fees to Independent Auditors for Fiscal 2004 and 2005
      The following table represents fees for professional services rendered by PwC for the audit of our annual financial statements for fiscal 2004 and fiscal 2005 and fees billed for audit-related services, tax services, and all other services by PwC for fiscal 2004 and 2005.

	2004	2005

Audit fees	$528,000	$474,250
Audit-Related fees	13,100	28,000
Tax fees	25,300	25,500
All other fees	1,200	—

Audit Fees
      These are fees related to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of management’s assessment of our internal control over financial reporting and PwC’s own audit of our internal control over financial reporting, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees
      These are fees for assurance and related services and consisted primarily of audits of employee benefit plans.

Tax Fees
      These are fees for professional services related to tax return preparation services and tax compliance services.

Audit Committee’s Pre-approval Policy and Procedures
      The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The Audit Committee may pre-approve services that are expected to be provided to National Dentex by the independent auditors during the following 12 months. At the time such pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At regularly scheduled meetings of the Audit Committee, management or the independent auditors must report to the Audit Committee regarding each service actually provided to National Dentex.
      During fiscal year 2005, no services were provided to National Dentex by PwC other than in accordance with the pre-approval policies and procedures described above.

Engagement of Deloitte & Touche LLP
      The implementation of Section 404 of the Sarbanes-Oxley Act of 2002 required us to engage the services of Deloitte & Touche LLP, which provided internal control design consultation and testing services as well as project management to help us meet our compliance obligations. Our engagement of Deloitte & Touche LLP did not relate to the audit of our annual financial statements. The amounts we paid Deloitte & Touche LLP for their professional services was in addition to the amounts set forth above.
Other Matters
      The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy may vote in accordance with their best judgment.

NATIONAL DENTEX CORPORATION
AMENDED AND RESTATED
2001 STOCK PLAN
      1. Purpose. The name of the plan is the National Dentex Corporation Amended and Restated 2001 Stock Plan (the “Plan”). The purpose of the Plan is to provide an incentive for employees of National Dentex Corporation, (the “Company”), and of any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) and other persons who may render services to the Company or a Related Corporation, by offering opportunities to participate in the ownership of the Company and its future growth. The Plan aims to achieve these objectives through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”), and (c) the grant of Restricted Stock and/or Restricted Stock Units (each as defined below). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” As used herein, a share of “Restricted Stock” shall mean a share of Common Stock (as defined in paragraph 4) which is granted pursuant to the terms of paragraph 6 hereof and which is subject to the restrictions set forth in paragraph 6, and a “Restricted Stock Unit” (or “RSU”) shall mean the right, granted pursuant to paragraph 6, to receive one share of Common Stock upon the terms and subject to the restrictions set forth in paragraph 6. Options, Restricted Stock and Restricted Stock Units are referred to hereafter individually as an “Incentive Award” and collectively as “Incentive Awards.” As used herein, (i) the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code, and (ii) the term “grantee” refers to the recipient of an Incentive Award.
      2. Administration of the Plan.
      A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee of two or more non-employee directors appointed by the Board (the “Committee”). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Unless otherwise specified, the Committee shall make any determinations under the Plan on behalf of the Company. The interpretation and construction by the Committee of any provisions of the Plan or any Incentive Awards granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. Consistent with the terms of the Plan, the Committee may waive, modify or suspend any restriction or performance target or goal imposed by the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted under it. Without limiting any of the foregoing, the Committee shall have full authority to:

(i) determine to whom, when, and on what terms Restricted Stock and/or Restricted Stock Units shall be granted;

(ii) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) and when ISOs shall be granted;

(iii) determine to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) and when Non-Qualified Options shall be granted;

(iv) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 7;

(v) determine whether each Option granted shall be an ISO or a Non-Qualified Option;

(vi) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period;

(vii) extend the period during which outstanding Options may be exercised;

(viii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any;

(ix) determine whether performance targets or goals are to be imposed on Incentive Awards, and set and interpret such targets or goals; and

(x) interpret the Plan and prescribe and rescind rules and regulations relating to it.
      B. Grant of Incentive Awards to Board Members. Subject to the restrictions on ISOs imposed by the Code, Incentive Awards may be granted to members of the Board, including members of the Committee. All grants of Incentive Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Incentive Awards pursuant to the Plan or (ii) have been granted Incentive Awards may vote or act by written consent on any matters affecting the administration of the Plan.
      3. Participation in Plan.
      A. Eligible Participants. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Restricted Stock, and RSUs may be granted to any employee, prospective employee, officer, director (whether or not also an employee), advisor, consultant or other key person of or to the Company or any Related Corporation. The term “Participant” shall mean a person to whom an Incentive Award is granted pursuant to the Plan, a permitted transferee of such a person under the terms of this Plan, and upon a Participant’s death, his or her successors, heirs, executors and administrators, as the case may be. The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant Incentive Awards. The granting of any Incentive Awards to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Incentive Awards or any other incentive plan or arrangement of the Company. Each Incentive Award granted under the Plan shall be evidenced by a Plan Agreement which shall, except as otherwise provided for in the Plan, contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.
      B. No Special Employment Rights. Nothing contained in the Plan or any Plan Agreement shall confer upon any Participant any right with respect to the continuation of employment or engagement by the Company or any Related Corporation or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such employment or engagement or to increase or decrease the compensation of the Participant.
      C. No Right to Incentive Award. No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or any other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.
      D. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as may otherwise be expressly provided in this Plan, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
      E. Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is satisfied that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of the NASDAQ National Market or any securities exchange on which shares of Common Stock may be traded. Certificates evidencing shares of Common Stock issued pursuant to the terms hereof may bear such legends as the Committee, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.
      F. Withholding Taxes. Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their fair market value (as determined pursuant to paragraph 7(D) below) on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award; provided, however, that such an election by a grantee whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be subject to the requirements necessary for such withholding to qualify for the exemption available under Rule 16b-3 (or any successor rule) under the Exchange Act, as such requirements may be in effect at the time of such election.
      G. Notifications by Participants Under the Code.
      (i) If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).
      (ii) By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a “Disqualifying Disposition” (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the latter of (a) the date two (2) years following the date the ISO was granted or (b) the date one (1) year following the date the ISO was exercised.
      H. No Obligation to Exercise Option. The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.
      I. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Plan Agreement, unless such failure is waived by the Committee or remedied by such Participant (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.
      J. Non-Assignability. During a Participant’s lifetime, the Committee, in its sole discretion, may permit the transfer, assignment or other encumbrance of an outstanding Option, shares of Restricted Stock or Restricted Stock Units unless (i) such Option is an ISO and the Committee and the Participant intend that it shall retain such status, or (ii) the Incentive Award is meant to qualify for the exemptions available under Rule 16b-3 (or any successor rule), the Committee and the Participant intend that it shall continue to so qualify, and any transfer, assignment or other encumbrance of such Incentive Award would make unavailable the exemption under Rule 16b-3 (or any successor rule), as then in effect at the time of such proposed transfer, assignment or other encumbrance.

      K. Transfers Upon Death. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.
      L. Compliance with Section 409A. To the extent an Incentive Award would be subject to the requirements of Section 409A of the Code and the regulations and other guidance thereunder (“Section 409A”), then the applicable Plan Agreement evidencing the Incentive Award and the Plan shall be construed and administered in a manner to permit the Incentive Award to comply with Section 409A, and the Committee may revise the Plan Agreement evidencing such Incentive Award and/or the Plan so that the Incentive Award shall be in compliance with Section 409A. Additionally, to the extent any Incentive Award is subject to Section 409A, notwithstanding any provision herein to the contrary, the Plan shall not permit the acceleration of, or changes in, the time or schedule of any distribution related to such Incentive Award, except as permitted by Section 409A and/or the Secretary of the United States Treasury.
      4. Common Stock. The stock subject to Incentive Awards shall be authorized but unissued common shares of the Company, par value $.01 per share (the “Common Stock”), or shares of such Common Stock reacquired by the Company in any manner.
      A. Number of Shares. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 825,000 (as previously adjusted pursuant to paragraph 14 below for the 3-for-2 stock split on the Common Stock effected in the form of a stock dividend paid on December 31, 2004, subject to further adjustment as provided in paragraph 14). If any Incentive Award granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by or forfeited to the Company, the unpurchased or forfeited shares of Common Stock subject to such Incentive Award shall again be available for grants of Incentive Awards under the Plan.
      B. Sublimits. The maximum number of shares of Common Stock that may be subject to Incentive Awards granted under the Plan to any one individual during any fiscal year of the Company shall be 150,000 shares (subject to adjustment pursuant to paragraph 14). The maximum number of shares of Common Stock that may be subject to grants of Restricted Stock or Restricted Stock Units under the Plan over the term of the Plan (not including any shares forfeited to the Company) shall be an aggregate of 82,500 shares (subject to adjustment pursuant to paragraph 14).
      5. Term of Plan; Granting of Incentive Awards. The Plan was adopted by the Board as of January 23, 2001. The Plan shall expire at the close of business on January 22, 2011 (except as to Incentive Awards outstanding on that date). Incentive Awards may be granted under the Plan at any time prior to the Plan’s expiration. The date of grant of Incentive Awards under the Plan will be the date specified by the Committee at the time it grants the Incentive Awards. Incentive Awards outstanding at the Plan’s termination will remain in effect according to their terms and the provisions of the Plan.
      6. Restricted Stock and RSUs. The Committee may grant to any Participant shares of Restricted Stock or Restricted Stock Units.
      A. Issue Date and Vesting Date. At the time of the grant of shares of Restricted Stock or Restricted Stock Units, the Committee shall establish an Issue Date or Issue Dates (as defined below) and a Vesting Date or Vesting Dates (as defined below) with respect to such shares or units. The Committee may divide such shares or units into classes and assign a different Issue Date (which may be the grant date) and/or Vesting Date for each class. In the case of Restricted Stock, on the Issue Date, the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of paragraph 6(E) below. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to paragraph 6(B) are satisfied, and except as provided in paragraph 6(G), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest, subject to any continuing restrictions of this Plan or the Plan Agreement. In the case of Restricted Stock Units, on the Issue Date, the Company shall credit the specified number of Restricted Stock Units to a bookkeeping account in the Participant’s name (without the creation of any trust or segregated account). Provided that all conditions to the vesting of Restricted Stock Units imposed pursuant to paragraph 6(B) are satisfied, and except as provided in paragraph 6(G), upon the occurrence of the Vesting Date with respect to Restricted Stock Units, such units shall vest, and a share of Common Stock shall be issued for each such unit, subject to any continuing restrictions of this Plan or the Plan Agreement. As used herein, the term “Issue Date” shall mean the date established by the Committee on which (i) Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of paragraph 6(E) or (ii) Restricted Stock Units are granted. As used herein, the term “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or a Restricted Stock Unit may vest.
      B. Conditions to Vesting. At the time of the grant of shares of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such shares or units as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock or Restricted Stock Units, that the Participant remain employed by the Company for a specified period, or that the Participant or the Company achieve such performance goals as the Committee may specify.
      C. Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock or a Restricted Stock Unit, no transfer, assignment or encumbrance of a Participant’s rights with respect to such share or unit, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Any attempt to transfer, assign or encumber such rights shall be null and void.
      D. Dividends. The Committee in its discretion may provide in the Plan Agreement for payment of cash dividends on shares of Restricted Stock if and when such dividends are paid to holders of Common Stock, and may require that any cash dividends paid on such shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed. In the case of Restricted Stock Units, the Committee in its discretion may provide in the Plan Agreement that on the payment date of any cash dividends paid to holders of Common Stock, the Company shall credit the Restricted Stock Unit account of a Participant with an additional number of Restricted Stock Units equal to the number of whole Restricted Stock Units in such account multiplied by the dollar amount per share of such dividend, divided by the fair market value of Common Stock (as determined in accordance with paragraph 7(D)) on such date, rounded to the nearest whole unit.
      E. Issuance of Certificates for Restricted Stock.
      (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear such restrictive legends as the Committee shall deem appropriate to reflect the restrictions imposed by the Plan and the Plan Agreement.
      (2) Each certificate issued pursuant to this paragraph 6(E), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.
      F. Consequences of Vesting.
      (1) Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Plan Agreement, the restrictions of paragraph 6(C) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such shares, subject to any continuing restrictions of the Plan or the Plan Agreement.
      (2) Upon the vesting of Restricted Stock Units pursuant to the terms of the Plan and the applicable Plan Agreement, the restrictions of paragraph 6(C) shall cease to apply to such units. Reasonably promptly after any Restricted Stock Units vest, the Company shall cause to be issued in the name of, and delivered to the Participant to whom such units were granted, a certificate for shares of Common Stock equal to the number of Restricted Stock Units that shall have vested, plus any additional Restricted Stock Units that may have been credited to the account of such Participant under paragraph 6(D) on account of such vested units, subject to any continuing restrictions of the Plan or the Plan Agreement.
      G. Effect of Termination of Employment or Engagement.
      (1) Unless the applicable Plan Agreement or the Committee provides otherwise, during the three-month period following termination of a Participant’s employment or engagement with the Company for any reason other than Cause (as defined below), the Company shall have the right to (i) require the return of any shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination, in exchange for which the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares, and (ii) terminate and cancel any Restricted Stock Units (including dividends credited thereon) which are unvested as of the date of termination. In the event that the Company requires such a return of shares of Restricted Stock, it also shall have the right to require the return of all dividends paid on such shares of Restricted Stock, whether by termination of any escrow arrangement under which such dividends are held or otherwise.
      (2) Unless the applicable Plan Agreement or the Committee provides otherwise, in the event of the termination of a Participant’s employment for Cause, (i) all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid for such shares, and (ii) all Restricted Stock Units (including dividends credited thereon) which have not vested as of the date of such termination shall terminate and be cancelled.
      (3) As used herein, the term “Cause,” when used in connection with the termination of a Participant’s employment or engagement with the Company, shall mean that the Board of Directors has determined that any one or more of the following has occurred:

(i) The Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony (other than a conviction arising solely under a statutory provision imposing criminal liability on the Participant on a per se basis due to the position held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors);

(ii) The Participant shall have failed or refused to perform the duties and obligations of the Participant’s employment or engagement at an acceptable level (other than as a result of illness or disability), and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board of Directors, it being understood that the Company’s failure to achieve its business plan or projections shall not itself be considered such a failure or refusal;

(iii) The Participant shall have refused to follow the lawful directions of the Board of Directors, and such refusal shall have continued for a period of ten (10) days following written notice from the Board of Directors;

(iv) The Participant shall have breached any provision of any employment, non-solicitation, non-competition or non-disclosure agreement with the Company; or

(v) The Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty or disloyalty against the Company.

      H. Effect of Change in Control. The Committee may in its discretion provide in any Plan Agreement relating to Restricted Stock or RSUs that upon the occurrence of a Change in Control (as defined in paragraph 9(D)), all outstanding shares of Restricted Stock and Restricted Stock Units granted under such Plan Agreement which have not theretofore vested shall immediately vest in full.
      7. Options. The Committee may grant ISOs or Non-Qualified Options to any eligible Participant on the terms and conditions herein set forth.
      A. Price for Non-Qualified Options. The exercise price per share specified in the Plan Agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the fair market value per share of Common Stock on the date of grant, except that Non-Qualified Options to purchase up to 82,500 shares (subject to adjustment pursuant to paragraph 14) may be granted under the Plan at a lesser price, but in no event less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.
      B. Price for ISOs. The exercise price per share specified in the Plan Agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.
      C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable from the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.
      D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market, in each case determined as of the end of the “regular” trading day. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.
      8. Option Duration. Subject to earlier termination as provided herein or in the Plan Agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten (10) years from the date of grant in the case of Options generally and (ii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 7(B). Subject to earlier termination as provided herein, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

      9. Exercise of Option. Subject to the provisions of paragraphs 10 through 14, each Option granted under the Plan shall be exercisable as follows:

A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments (which need not be equal) as the Committee may specify.

B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D. Acceleration of Vesting. The Committee may in its discretion provide in any agreement relating to any Options, or at any time thereafter, for the acceleration of the date that any installment of any Options become exercisable, including prior to or in connection with any Change of Control (as defined herein); provided that, except as set forth in any agreement relating to any Options, the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 7(C).
      As used in this Plan, “Change of Control” shall mean the occurrence of any one of the following events:

(i) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K (or any similar or successor disclosure item thereunder or under any successor to Form 8-K) pursuant to Section 13 or 15(d) of the Exchange Act or in any other filing under the Exchange Act; or

(ii) any Person (as defined in Section 13(d) of the Exchange Act) other than an employee benefit plan of the Company or of any Related Corporations becomes the owner of 33% or more of the Company’s Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 33% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least one-third (1/3rd) of the Board; or

(iii) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Board and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least one-third (1/3rd) of the Board; or

(iv) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute at least two-thirds (2/3rds) of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that for purposes of this paragraph (iii), if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured.
      10. Termination of Employment. Unless otherwise specified in the Plan Agreement relating to any Option, if an optionee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in paragraph 11 or for Cause (as defined in paragraph 6(G)(3), no further installments of his or her Options shall become exercisable, and his or her Options shall terminate on the earlier of ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates. If an optionee’s employment with the Company or any Related Corporation is terminated for Cause, all of his or her Options granted under the Plan shall immediately terminate and be cancelled. For purposes of this paragraph 10, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, maternity/paternity or other family leave, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 10, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. Options granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.
      11. Death; Disability.
      A. Death. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any Option held by such optionee upon death may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the Option or (ii) one year from the date of the optionee’s death.
      B. Disability. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any Option held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the Option or (ii) ninety (90) days from the date of termination of the optionee’s employment; provided, however, that, if the optionee dies within such ninety (90) day period (or such other period as the Board shall specify at grant), any unexercised Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an ISO is exercisable after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Option. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor statute.
      12. Assignability of Options. Unless otherwise determined by the Committee or specified in the agreement, Options shall not be assignable or transferable by the grantee except by will or by the laws of descent and distribution. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.
      13. Terms and Conditions of Options. Options shall be evidenced by agreements or other instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 7 through 12 hereof, to the extent applicable, and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options, including but not limited to rights of first refusal and options to purchase. The Committee may specify that any Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The officers of the Company are authorized and empowered to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.
      14. Adjustments. Upon the occurrence of any of the following events, the shares of Common Stock subject to outstanding Incentive Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the grantee and the Company relating to such Incentive Awards:

A. Stock Dividends and Stock Splits. If the shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock subject to outstanding Incentive Awards shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B. Recapitalization, Reorganization, Consolidation or Mergers. In the event of a recapitalization or reorganization of the Company or a consolidation or a merger involving the Company (other than a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant whose Restricted Stock or RSUs vest or a grantee upon exercising Options shall be entitled to receive upon such vesting or for the purchase price paid upon such exercise the securities he or she would have received if such Restricted Stock or RSU had vested, or if he or she had exercised such Stock Right, prior to such recapitalization or reorganization.

C. Certain Consolidations and Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization or in the event of a sale or other disposition of assets which constitutes a Change of Control (each, a “Sale”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Incentive Awards, either (i) make appropriate provision for the continuation of such Incentive Awards by substituting on an equitable basis for the shares then subject to such Incentive Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Sale, (b) shares of stock of the surviving or successor corporation or other entity or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Incentive Awards immediately preceding the Sale; or (ii) upon written notice to the grantees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Sale, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Incentive Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Incentive Awards (to the extent then exercisable or to be exercisable as a result of the Sale) over the exercise price thereof.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may in its discretion refrain from making such adjustments.

E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Incentive Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F. Other Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to outstanding Incentive Awards. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

G. Fractional Shares. No fractional shares shall be issued under the Plan, and the grantee of Incentive Awards shall receive from the Company cash in lieu of any such fractional share.

H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.
      15. Exercise of Options. An Option (or any part or installments thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised. The optionee shall make full payment of the exercise price of the Option shares being purchased either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery or withholding of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, through the delivery to the Company of a portion of the proceeds from the sale of the Common Stock acquired upon exercise of the Option equal to the cash exercise price of the Option, along with an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s discretion at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.
      16. Amendment of Plan. The Board may terminate or amend the Plan in any respect at any time, except that no amendment of the Plan by the Board shall be effective, without the approval of the stockholders obtained within 12 months before or after the Board’s action, (i) if such amendment would cause ISOs already granted under the Plan to fail to qualify as “incentive stock options” under the Code, or (ii) if such stockholder approval is then required by applicable law, by Rule 16b-3 (or any successor rule) under the Exchange Act, or by applicable regulations of any stock exchange or NASDAQ. In no event may action of the Board or stockholders alter or impair the rights of a Participant, without such Participant’s consent, under any Incentive Awards previously granted to such Participant, except as provided herein. Notwithstanding the foregoing, (a) no Option outstanding under the Plan shall be amended to reduce the exercise price per share of such Option (other than adjustments for stock splits and other matters as provided in paragraph 14 hereof), and (b) no Option (a so-called “Replacement Option”) may be granted under the Plan in exchange for the cancellation of an outstanding Option having a higher exercise price per share than the Replacement Option, if such cancellation occurs within a period of six (6) months before or after the grant of the Replacement Option.
      17. Conversion of ISOs into Non-Qualified Options. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

      18. Expenses and Application of Funds. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.
      19. Governmental Regulation. The Company’s obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by, or imputed to, Participants in connection with the Plan.
      20. Governing Law. The validity and construction of the Plan and the instruments evidencing Incentive Awards shall be governed by the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.
* * *
      Approved by the Board on January 23, 2001.
      Approved by the Stockholders on April 10, 2001.
      Amendments to former Sections 6(A) and 15 (new Sections 7(A) and 16 of this Amended and Restated Plan) approved by the Board on April 10, 2001.
      Amendment to Section 4 approved by the Stockholders on April 13, 2004.
      Amended and Restated by action of the Board on January 17, 2006, subject to approval by the Stockholders at the Annual Meeting of Stockholders scheduled for May 16, 2006.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NATIONAL DENTEX CORPORATION

PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL
MEETING OF SHAREHOLDERS ON MAY 16, 2006

THIS PROXY IS BEING SOLICITED BY
THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders, Proxy Statement and the Annual Report of National Dentex Corporation (the “Company”), hereby appoint(s) David V. Harkins, David L. Brown, and Richard F. Becker or any one of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Shareholders of the Company to be held at Posternak Blankstein & Lund LLP, Prudential Tower, 800 Boylston Street, 33rd Floor, Boston, Massachusetts, 02199 at 10:00 a.m. on Tuesday, May 16, 2006 and at any adjournment or postponement thereof, and thereat, to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated hereon.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above                     Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Proposal to elect the following persons as directors.	☐	☐	☐
	(01) David L. Brown	(04) David V. Harkins
	(02) Thomas C. Callahan	(05) Norman F. Strate
(03) Jack R. Crosby

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name(s) in the space provided below.

		For	Against	Abstain
2.	Proposal to approve the Amended and Restated 2001 Stock Plan.	☐	☐	☐
3.	Proposal to approve the appointment of PricewaterhouseCoopers LLP as Auditors	☐	☐	☐
4.	In their discretion on any other matters as may properly come before the meeting or at any adjournment or postponement thereof.

Mark box at right if an address change or comment has been noted on the bottom portion of this card.	☐

Please check the box at right if you plan to attend the meeting on May 16.	☐

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

é Detach above card, sign, date and mail in postage paid envelope provided. é

NATIONAL DENTEX CORPORATION

     The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

     Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.